Restated:  6/30/83; Amended 6/23/87; 3/4/98                            EXHIBIT 1
Adopted:   5/11/67; Amended 2/9/68; 11/25/68; 10/29/70; 12/24/75; 10/7/77;


                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         AERO SYSTEMS ENGINEERING, INC.


                                   ARTICLE I.

The name of this Corporation is Aero Systems Engineering, Inc.

                                   ARTICLE II.

The purposes of this Corporation are general business purposes.

                                  ARTICLE III.

This Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including but not limited to all those powers expressly conferred upon business corporations by Minnesota Statutes, together with those powers necessarily implied therefrom.

                                   ARTICLE IV.

This Corporation shall have perpetual duration.

                                   ARTICLE V.

The location and post office address of the registered office of this Corporation in Minnesota is 358 East Fillmore Avenue, St. Paul, Minnesota 55107.

                                   ARTICLE VI.

The total authorized capital of this Corporation is 10,000,000 shares of common stock, par value $0.20 per share. There shall be no cumulative voting by the shareholders of the Corporation. The shareholders of this Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of this Corporation.

                                  ARTICLE VII.

The names and addresses of the directors at the time of adoption of these restated Articles of Incorporation, who shall serve as the directors until the next annual meeting of shareholders or until their successors are elected and qualified, are as follows:

--------------------------------------    --------------------------------------
Robert M. Lucas                           Olof Lund
358 East Fillmore Avenue                  S-631 87
St. Paul, Minnesota  55107                Eskilstuna, Sweden
--------------------------------------    --------------------------------------

Carl-Eric Bjorkegren                      Tommy Johannson
S-631 87                                  S-631 87
Eskilstuna, Sweden                        Eskilstuna, Sweden
--------------------------------------    --------------------------------------

                                  ARTICLE VIII.

Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of this Corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the Board of Directors of this Corporation at which all of the directors were present.

                                   ARTICLE IX.

The government of this Corporation and the management of its affairs shall be vested in a Board of not less that three (3) nor more than nine (9) Directors, who shall be elected at the annual meeting of shareholders, provided, however, that vacancies in the Board of Directors may be filled by the remaining directors, and each person so elected shall be a director until his successor is elected at an annual meeting of shareholders or at a special meeting duly called.

                                   ARTICLE X.

This Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, for all acts arising from and after the effective date of these Restated Articles of Incorporation. Nothing contained herein shall affect the indemnification rights granted to persons for acts occurring prior to the effective date of these Restated Articles of Incorporation pursuant to this Corporation's Articles of Incorporation as in effect prior to the effective date of these Restated Articles of Incorporation.

                                   ARTICLE XI.

A director shall have no personal liability to this Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the foregoing is not intended to eliminate or limit the liability of a director for any of the following:

      a. for any breach of the director's duty of loyalty to the Corporation or its shareholders;
      b. for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
      c.    under Section 302A.559 or 80A.23;
      d. for any transaction from which the director derived an improper personal benefit; or
      e.    for any act or omission occurring prior to the date when this
            ARTICLE XI shall become effective.

Adopted: 6/7/83;  Amended: 9/10/85; 3/29/89; 3/23/94                   EXHIBIT 2


                                     BYLAWS
                                       OF
                         AERO SYSTEMS ENGINEERING, INC.


                                   ARTICLE 1.

                                     Offices

      Section 1. Registered Office. The registered office of the Corporation is as provided and designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

      Section 2. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

                                   ARTICLE II.

                            Meetings of Shareholders

      Section 1. Place of Meeting. All meetings of the Shareholders shall be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors or by written consent of all the shareholders entitled to vote thereat.

      Section 2. Regular Meetings. A regular meeting of shareholders of the Corporation shall be held on an annual basis on a date and at a time to be determined by the Board of Directors.

      Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, President, Treasurer, any two directors or by a shareholder or shareholders owning at least ten percent (10 %) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

      Section 4. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his address as shown by the books of the Corporation, a notice setting out the time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. This notice shall be mailed at least five (5) days prior thereto and no earlier than sixty (60) days prior thereto. However, notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, as least fourteen (14) days prior thereto. Every notice of any special meeting called pursuant to this Section shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

      Section 5. Waiver of Notice. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing. orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at the meeting.

      Section 6. Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 7. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

      Section 8. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the thirtieth (30th) day preceding the date of such meeting.

      Section 9. Organization of Meetings. At all meetings of the shareholders the Chairman of the Board shall act as chairman, and in his absence any person appointed by the Chairman of the Board shall act as chairman, and the Secretary, or in his absence any person appointed by the chairman, shall act as secretary.

      Section 10. Action Without a Meeting. Any action which may lawfully be taken at a shareholders meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to a notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing the same shall state therein that the action was effected in the manner aforesaid.

                                  ARTICLE III.

                               Board of Directors

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

      Section 2. Number, Qualification and Term of Office. Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation or, if no such number is named therein, the number elected by the incorporator. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors, the incorporator or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after such director's election and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director; provided, however, that no director shall be elected to a term in excess of five years.

      Section 3. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

      Section 4. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board or the President by giving at least forty-eight (48) hours notice, or by any other director by giving at least five
(5) days notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

      Section 5. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such a meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

      Section 6. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such a meeting.

      Section 7. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

      Section 8. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 8 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

      Section 9. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors of this Corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section 2 may be filled by a majority of the directors serving at the time of such increase; and each director elected pursuant to this Section 9 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

      Section 10. Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by Minnesota Statutes Section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

      Section 11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Minnesota Statutes Section 302A.243.

      A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

      Section 12. Written Action. An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors unless the action need not be approved by the shareholders and the Articles of Incorporation so provide, in which case, the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less that all directors, all directors shall be notified immediately of its text and effective date. Failure to provide notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

      Section 13. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 14. Compensation of Directors. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

                                   ARTICLE IV.

                                    Officers

      Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

      Section 2. Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chairman of the Board, President, Secretary and Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. The Chairman of the Board and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

      Section 3. Removal and Vacancies. Any officer may be removed from his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

      Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the directors. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

      Section 5. President. The President shall be the chief executive officer and shall have general active management of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the Corporation. He shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

      Section 6. Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

      Section 7. Secretary. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

      Section 8. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 9. Treasurer. The Treasurer shall be the chief financial officer and shall keep accurate financial records of the Corporation. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall, from time to time, designate. He shall have the power to endorse, for deposit, all notes, checks and drafts received by the Corporation. He shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

      Section 10. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

      Section 11. Compensation. The officers of the Corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors or by the President in consultation with the Board of Directors.

                                   ARTICLE V.

                              Certificates of Stock

      Section 1. Certificates of Stock. All shares of the Corporation shall be certificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The certificates of stock shall be numbered in order of their issue.

      Section 2. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the Corporation under a written agreement, of services rendered or to be rendered to the Corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors, making such allotments shall state, by resolution, their determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted.

      Section 3. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 4. Lost or Destroyed Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen, or destroyed shall make an affidavit or that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond on indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

      Section 5. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority of transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

                                   ARTICLE VI.

                       Indemnification of Certain Persons

      Section 1. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

                                  ARTICLE VII.

                                Books and Records

      Section 1. Share Register. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:
      (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and
      (2) a record of the dates on which certificates or transaction statements representing shares were issued.

      Section 2. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the Corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:
      (1) records of all proceedings of shareholders for the last three years;
      (2) records of all proceedings of the board for the last three years;
      (3) its Articles and all amendments currently in effect;
      (4) its Bylaws and all amendments currently in effect;
      (5) financial statements required by Minnesota Statutes Section 302A.463 and the financial statement for the most recent interim period prepared in the course of the operation of the Corporation for the distribution to the shareholders or to a governmental agency as a matter of public record;
      (6) reports made to shareholders generally within the last three years;
      (7) a statement of the names and usual business addresses of its directors and principal officers; and
      (8) any shareholder voting or control agreements of which the Corporation is aware.

                                  ARTICLE VIII.

                          Loans, Guarantees, Suretyship

      Section 1. The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of directors present and:

      (1) is in the usual and regular course of business in the Corporation;
      (2) is with, or for the benefit of, a related corporation, and organization in which the Corporation has a financial interest, an organization with which the Corporation has a business relationship, or an organization to which the Corporation has the power to make donations;
      (3) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the Corporation; or
      (4) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares.

The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the Corporation. Nothing in this Section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under a statute of the State of Minnesota.

                                   ARTICLE IX.

                               General Provisions

      Section 1. Dividends. Subject to provisions of applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

      Section 2. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

      Section 3. Annual Statement. The Board of Directors shall present at any regular or special meeting of the shareholders when called for by a vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

      Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 6. Seal. The Corporation shall have no corporate seal.

                                   ARTICLE X.

                                   Amendments

      Section 1. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures or removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.

                                   ARTICLE XI.

                        Securities of Other Corporations

      Section 1. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                  ARTICLE XII.

                         Control Share Acquisitions Act

      Section 1. The Corporation shall not be subject in any way to the Control Shares Acquisition Act, including, without limitation, Minnesota Statutes,
Section 302A.671, as now in effect or as hereafter amended, or any successor statute or law.